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                    EXHIBIT A                 Page 10 of 10 Pages

                                JOINT FILING STATEMENT

    We, the undersigned, hereby express our agreement that the attached
Schedule 13D is filed on behalf of each of us.


Bay Area Micro-Cap Fund, L.P.

By: Bay Area Micro-Cap Management Company, LLC
    Its General Partners



By:      /s/ Gregory F. Wilbur
    ------------------------------------------
    Gregory F. Wilbur, Managing Member



Bay Area Micro-Cap Management Company, LLC



By:      /s/ Gregory F. Wilbur
    ------------------------------------------
    Gregory F. Wilbur, Managing Member



         /s/ Gregory F. Wilbur
    ------------------------------------------
    Gregory F. Wilbur



         /s/ William A. Smart III
    ------------------------------------------
    William A. Smart III



         /s/ Peter L. Holland
    ------------------------------------------
    Peter L. Holland